THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR APPLICABLE STATE SECURITIES LAWS. THE HOLDER HEREOF BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS.

$30,000.00

ITEC ENVIRONMENTAL GROUP, INC.
(Incorporated Under the Laws of the State of Delaware)

10% Convertible Promissory Note
July 11, 2005

Itec Environmental Group, Inc., a Delaware corporation (the "Company"), for value received, promises to pay to Royal Mortgage Corporation, or its registered assigns ("Holder") the sum of $30,000, together with interest thereon at the rate of ten (10%) per annum on the unpaid balance pursuant to this Convertible Promissory Note ("Note").

All outstanding principal together with interest on this Note shall convert into common stock (the "Shares") of the Company at the option of the Holder at a conversion rate of the lesser of fifty percent (50%) of (i) $.07 per share, or (ii) the price of the common stock of the Company on the Over The Counter Bulletin Board on the day the Holder elects to convert. Provided, however, that in the event the Holder elects not to convert this Note, this Note shall remain a legally valid promissory note and all principal and interest shall be due no later than one hundred twenty (120) days from the date hereof.

1. *Conversion Option.* As promptly after the date of conversion as reasonably practicable, and subject to the surrender of this Note to the Company, the Company shall issue and deliver to the Holder at the address appearing on the books of the Company a certificate evidencing the conversion of this Note to Shares of the Company. The Company shall cause the Shares upon the conversion to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

2. *Restrictions on Transfer.* The Holder of this Note, by acceptance of this Note, agrees and acknowledges that this Note has not been registered under the 1933 Act and further agrees that the Note and any security issuable upon conversion of this Note may not be mortgaged, pledged, hypothecated, or otherwise transferred without an effective registration statement for such Note or Shares as the case may be under the 1933 Act or an opinion of counsel reasonably acceptable to the Company to the effect that registration is not required under such 1933 Act. The Holder of this Note further agrees and acknowledges that this Note has not been registered or qualified under California or other state securities laws. This Note and any securities issuable upon conversion of this Note as the case may be, may not be transferred in the absence of an effective qualification or

registration under the applicable state securities laws or an opinion of counsel reasonably acceptable to the Company that such registration or qualification is now required.

3. *Registered Owner*. The Company may treat the person or persons whose name or names appear on this Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes.

4. *Representations and Warranties of the Company.*

(a) *Due Incorporation, Qualification, etc.* The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) *Authority*. The execution, delivery and performance by the Company of this Note and the performance of the obligations contemplated hereby and thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) *Enforceability*. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

(d) *Non-Contravention*. The execution and delivery by the Company of this Note and the performance of the obligations contemplated hereby does not and will not (i) violate any law, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or instrument to which the Company is a party or by which any of its properties may be bound, or any order, decree or judgment binding upon the Company or any of its properties; or (iii) result in the creation or imposition of any lien or encumbrance upon any property or asset of the Company.

(e) *Approvals*. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with, any governmental authority or other person is required in connection with the execution and delivery of the Note and the performance of the obligations contemplated hereby.

5. *Representations and Warranties of the Holder.*

(a) *No Public Sale or Distribution.* The Holder of this Note, by acceptance of this Note, agrees and acknowledges that such Holder is (i) acquiring the Note; and (ii) upon conversion of the Note, will acquire the common stock, for her own account and not with a view towards, or for resale in connection with, the public sale or distribution

thereof, except pursuant to sales registered or exempted under the 1933 Act. Such Holder is acquiring the Note hereunder in the ordinary course of its business. Such Holder presently does not have any agreement or understanding, directly or indirectly, with any person to distribute the Note or the common stock.

(b) *Accredited Investor Status.* The Holder of this Note, by acceptance of this Note, agrees and acknowledges that such Holder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

(c) *Reliance on Exemptions.* The Holder of this Note, by acceptance of this Note, agrees and acknowledges that such Holder understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Securities.

(d) *Information.* The Holder of this Note, by acceptance of this Note, agrees and acknowledges that such Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Note which have been requested by such Holder. Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Holder or its advisors, if any, or its representatives shall modify, amend or affect such Holder's right to rely on the Company's representations and warranties contained herein.

6. *Waivers and Acceleration.* The Company hereby waives diligence, presentment, protest, demand of payment, notice of protest, dishonor and nonpayment, and waives the legal effect of Holder's failure to give all notices not expressly provided for herein. All sums due under this Note shall, at the election of Holder, be immediately due and payable upon the happening of any one or more of the following events of default: (a) the Company defaults in the performance of or compliance with any term of this Note; (b) the Company admits in writing an inability to pay debts generally as they become due; (c) the Company makes a general assignment for the benefit of creditors; (d) the Company applies for or consents to the appointment of a receiver of the whole or any substantial part of the Company's assets; (e) the Company files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting material allegations of a petition filed against the Company in any bankruptcy, reorganization or insolvency proceedings; or (f) an order, judgment, or decree is entered, without the application approval, or a consent of Company by any court of competent jurisdiction adjudging Company to be a bankrupt or approving a petition appointing a receiver, trustee, or liquidator of the whole or any substantial part of the assets of Company, and such order, judgment, or decree is not vacated or set aside or stayed within thirty (30) days from the date of its entry.

7. *Usury*. Notwithstanding any other provision of this Note to the contrary, all agreements between the Company and the Holder of this Note are expressly limited so that in no event or contingency shall the amount paid or agreed to be paid to the Holder of this Note for the use, forbearance or detention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable laws.

8. *Attorneys' Fees*. If any action at law or in equity is necessary to enforce or interpret the terms of this Note or the rights and duties of the parties in relation hereto, the prevailing party will be entitled, in addition to any other relief granted, to all costs and expenses incurred by any prevailing party, including, without limitation, all reasonable attorneys' fees. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State of Washington.

9. *Transfer of Note*. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Holder shall provide the Company with prompt notice of any transfer of this Note; provided, however, that failure to provide such notice shall not void the transfer. Thereupon, a new Note for like principal amount will be issued to, and registered in the name of, the transferee.

10. *Piggy Back Registration of the Shares*. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Form S-4, Form S-8 or any other successor form of limited purpose), it will give written notice by registered mail at least thirty (30) business days prior to the filing of each such registration statement to the Holder of its intention to do so. If the Holder notifies the Company within twenty (20) business days after receipt of any such notice of its desire to include any of the Shares in such proposed registration statement, the Company shall afford the Holder the opportunity to have any such amount of the Shares registered under such registration statement.

THE COMPANY:

ITEC ENVIRONMENTAL GROUP, INC.

Gary De Laurentiis
Chairman & CEO